Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-191894 and No. 333-209680) of Endurance International Group Holdings, Inc. of our report dated February 9, 2016 relating to the consolidated financial statements of Constant Contact, Inc., which appears in this Current Report on Form 8-K/A of Endurance International Group Holdings, Inc.

/s/ PricewaterhouseCoopers LLP
Boston, MA
March 31, 2016